EXHIBIT NO.       DESCRIPTION
10.2                       License Option Agreement between the Company
                              and Global Dairy Products Ltd.              8/8/97


                           GLOBAL DAIRY PRODUCTS LTD.
                              94 Dowdeswell Street

P.O. Box N-7521                                            Tel: (242) 322-3997
Nassau, Bahamas                                             Fax: (242) 325-3345

                                 August 8, 1997

Say Yes Foods Inc.
6380 South Eastern Avenue
Suite 3
Las Vegas, NV 89119

Attention: Charles Thomas

Dear Sir:

Re: Option to Acquire Additional Territorial Rights

     Say Yes Foods Inc. has acquired the manufacturing and marketing rights to our proprietary fat free milk formulation for the United States.

You have indicated that you have interest in acquiring rights to additional territories.

     Global Dairy Products Inc. hereby provides an option to Say Yes Foods Inc. to acquire rights to all worldwide territories on the following conditions:

1. Presentation of a territory specific Business Plan outlining in detail your plans for commercializing the product in such territory.

2. Financial estimates outlining your market development costs and projected revenues including sub-licensing fee if any.

3.       That a territory specific fee be negotiated in each case.

Such option is valid for a period ending August 15, 2005 and may be extended if mutually agreed.

Yours truly,
GLOBAL DAIRY PRODUCTS LTD.


Isaac Collie
President